Exhibit 99.1 PRESS RELEASE www.corescientific.com
Core Scientific Announces July Updates
•    Operating approximately 195,000 owned and colocated ASIC servers
•    Produced 1,221 self-mined bitcoins
•    Deployed first BITMAIN ANTMINER S19 XPs in the United States

AUSTIN, Texas, Aug 5, 2022 – Core Scientific, Inc. (NASDAQ: CORZ) ("Core Scientific" or “the Company”), a leader in high-performance blockchain data centers and software solutions, today announced production and operational updates for July 2022.
“We deployed 14,000 new ASIC servers in July. These deployments increased our total hashrate to approximately 19.3 EH/s, representing the largest operating capacity of any listed company in North America,” said Mike Levitt, Core Scientific Chief Executive Officer. “In addition, we signed new colocation agreements with customers that should, once the servers are deployed later this year, generate approximately $50 million in annual revenue. During the month of July, we continued to enhance liquidity, strengthen our balance sheet, streamline our organization and make further progress toward achieving our 2022 operating objectives.”
Data Centers
Data centers owned and operated by the Company in Georgia, Kentucky, North Carolina and North Dakota continued to operate as expected. The Company now has multiple facilities operational in Texas, with significant future development planned for Texas and Oklahoma in 2022.
As of month-end, the Company operated approximately 195,000 ASIC servers, representing 19.3 EH/s, in its data centers.
Self-Mining
Core Scientific’s self-mining operations produced 1,221 bitcoins in July. The Company expanded its fleet of self-mining servers by 6%, from approximately 103,000 to 109,000, and increased its hashrate by 6%, from 10.3 EH/s to 10.9 EH/s over the prior month.
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Core Scientific, Inc. July Update - 2
Bitcoin production benefitted from the deployment of approximately 6,000 net new servers during the month. Concurrently, a substantial increase in curtailment activity due to extreme temperatures at multiple data centers limited production advances during the period.
The Company’s fleet of ASIC servers produced 10.9 EH/s and 42 bitcoins per day at month end. The Company expects to deploy approximately 60,000 additional self-mining ASIC servers before the end of 2022. As of July month end, self-mining accounted for approximately 56% of the Company’s total hashrate.
Colocation Services
In addition to its self-mining fleet, as of July 31, 2022, Core Scientific provided data center colocation services, technology and operating support for approximately 86,000 customer owned ASIC servers, a net monthly increase of approximately 7,600 or 10%, generating 8.4 EH/s. During the month of July the Company signed colocation agreements with customers totaling 75MW and representing approximately $50 million in annual revenue when fully deployed. On July 19, Core Scientific deployed the first BITMAIN ANTMINER S19 XP servers in the United States for its customer, NFN8 Group, Inc. The S19 XP servers are rated to operate at up to 140 TH/s and represent the first of many planned for deployment by the Company for self-mining and colocation customers.
As of July month end, colocation services accounted for approximately 44% of the Company’s total hashrate. Inquiries for colocation services continue to exceed the Company’s available infrastructure.
Bitcoin Sales
During the month of July, the Company sold 1,975 bitcoins at an average price of approximately $22,000 per bitcoin for total proceeds of approximately $44 million. As of July 31, 2022, the Company held 1,205 bitcoins and approximately $83 million in cash on its balance sheet.
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Core Scientific, Inc. July Update - 3
Proceeds from bitcoin sales in July were primarily used to pay for capital investments related to increasing data center capacity as well as payments due to Bitmain for the 100,000 ASIC server order placed in 2021. The Company has less than $10 million in ASIC server payments remaining, excluding anticipated shipping and customs charges. Core Scientific will continue to sell self-mined bitcoins to pay operating expenses, fund growth, retire debt and maintain liquidity.
Grid Support
In the month of July, the Company completely powered-down its Texas data center operations on several occasions to support the Texas grid operator during periods of extremely high temperatures. Curtailments in July as a result of extreme temperatures in multiple data centers totaled 8,157 megawatt hours. Core Scientific works with the communities and utility companies in which it operates to enable and ensure electrical grid stability.
ABOUT CORE SCIENTIFIC
Core Scientific is one of the largest publicly traded blockchain data center providers and miners of digital assets in North America. Core Scientific has operated blockchain data centers in North America since 2017, using its facilities and intellectual property portfolio for colocated digital asset mining and self-mining. Core Scientific operates data centers in Georgia, Kentucky, North Carolina, North Dakota and Texas, and expects to commence operations in Oklahoma in the second half of 2022. Core Scientific’s proprietary Minder® fleet management software combines the Company’s colocation expertise with data analytics to deliver maximum uptime, alerting, monitoring and management of all miners in the Company’s network. To learn more, visit http://www.corescientific.com.

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Core Scientific, Inc. July Update - 4
FORWARD LOOKING STATEMENTS AND EXPLANATORY NOTES
This press release includes “forward-looking statements'' within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, those related to the Company’s ability to scale and grow its business, meet its 2022 operating plan, source clean and renewable energy, the advantages and expected growth of the Company, future estimates of revenue, net income, adjusted EBITDA, total debt, free cash flow, liquidity and future financing availability, future estimates of computing capacity and operating capacity, future demand for colocation capacity, future estimate of hashrate (including mix of self-mining and colocation) and operating gigawatts, future projects in construction or negotiation and future expectations of operation location, orders for miners and critical infrastructure, future estimates of self-mining capacity, the public float of the Company’s shares, future infrastructure additions and their operational capacity, and operating capacity and site features of the Company’s operations and planned operations in Texas and Oklahoma. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those identified in the Company’s reports filed with the U.S. Securities & Exchange Commission, and if any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements.
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Core Scientific, Inc. July Update - 5
Month over month comparisons are based on the combined results of Core Scientific and its acquired entities and are unaudited.
Core Scientific provides this and any future similar unaudited updates to provide shareholders with visibility into the Company’s results and progress toward previously announced capacity and operational projections.
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CONTACTS

Investors:
Steven Gitlin
ir@corescientific.com

Media:
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